FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS
AND PROVIDES CORPORATE UPDATE
Financial guidance reissued to include EBITDA-positive projection for second-half 2020

Strategic shift and momentum build through recent business development activities

Brian Piekos promoted to Chief Financial Officer

Conference call scheduled for 8:00 a.m. ET today

WALTHAM, MA (August 6, 2020) - AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today reported unaudited consolidated financial results for the second quarter ended June 30, 2020. The company reported total revenues for the second quarter of 2020 of $52.8 million, including revenue of $29.6 million from Feraheme® (ferumoxytol injection) and revenue of $22.3 million from Makena® (hydroxyprogesterone caproate injection). The company also reported an operating loss of $7.0 million and an adjusted EBITDA loss of $1.7 million in the second quarter of 2020.1

"Amidst the unprecedented uncertainty that COVID-19 placed on the healthcare system and our economy, AMAG's marketed therapeutics performed well in the second quarter due in part to our teams' ability to adapt in a rapidly-changing environment," said Scott Myers, AMAG's Chief Executive Officer. "Over the past three months, we have advanced the company's strategic evolution by reaching important milestones that include a strategic, ex-US partnership with Norgine to further progress ciraparantag and strengthen our company's ability to invest in our pipeline. We have also streamlined expenses by completing the divestment of Intrarosa® and Vyleesi® and making changes to our portfolio designed to further focus on programs with the highest potential to deliver innovative treatments for patients and unlock shareholder value."

2020 FINANCIAL GUIDANCE

($M)	2020 Financial Guidance[2]
Total revenue	$225 - $255
Operating loss	$(40) - $(15)
Non-GAAP Adjusted EBITDA[3]	$(5) - $20

"Strong execution across our portfolio throughout the COVID-19 pandemic allows us to reissue financial guidance that reflects the relative stability of Makena over the quarter and the momentum that Feraheme began to build in June, which saw record highs in monthly share and ex-factory volume," said Brian Piekos, Chief Financial Officer. "The guidance we are sharing today is designed to prioritize investments that will drive long-term growth while also putting us on track to return to positive adjusted EBITDA."

1 See reconciliations of GAAP to non-GAAP adjustments at the conclusion of this press release
2 2020 Operating Loss financial guidance excludes the accounting impact of the following subsequent events announced in July: termination of the Vyleesi license agreement with Palatin and costs associated with discontinuing the AMAG-423 program.
3 See reconciliations of 2020 GAAP to non-GAAP financial guidance at the conclusion of this press release.

PORTFOLIO UPDATES
Ciraparantag (AMAG-977) – As previously announced, AMAG has completed an exclusive licensing agreement with Norgine, a leading European specialist pharmaceutical company, to develop and commercialize ciraparantag in Europe, Australia and New Zealand. Through this agreement, AMAG has received a total of $30 million in upfront consideration and could receive up to $260 million in future contingent development and commercial milestones4 together with escalating double-digit royalties. Additionally, Norgine has committed to contribute one-third of the costs of the Phase 3 clinical program, which would be conducted by AMAG to support regulatory approval of ciraparantag by the U.S. Food and Drug Administration, the European Medicines Agency, and the Medicines and Healthcare Products Regulatory Agency. AMAG will continue to oversee the Phase 3 clinical program, while working closely with Norgine to develop and execute a global development strategy. The company believes this partnership will unlock value in ciraparantag and further strengthen AMAG’s ability to continue investing in innovative therapies that address urgent unmet medical needs.

On July 12, AMAG presented a poster of data titled “Efficacy and Safety of Ciraparantag in Reversing Apixaban and Rivaroxaban in Healthy Adults” at the 2020 International Society on Thrombosis and Haemostatis (ISTH) virtual annual meeting. This presentation shared data from two Phase 2 randomized, placebo-controlled, dose ranging studies which showed safety and efficacy of ciraparantag reversing the effects of apixaban and rivaroxaban in healthy adults age 50-75 years. Results from both studies, which randomized a total of 113 subjects, showed that steady-state anticoagulation induced by apixaban or rivaroxaban was reversed by a single IV infusion of ciraparantag in a dose-related manner as assessed by whole blood clotting time (WBCT).

AMAG-423 – The AMAG-423 Phase 2b/3a study was designed to explore a potential treatment for severe preeclampsia, a serious medical condition that impacts about 50,000 women in the US each year. As previously disclosed, the small population of eligible patients made the study difficult to enroll. The COVID-19 pandemic has led to a global pause for various clinical research projects across therapeutic areas, including the AMAG-423 Phase 2b/3a study. In light of these extended and ongoing delays to study completion, AMAG decided to conduct an interim analysis with data from 55 subjects to validate original study assumptions that were based on the 51-subject proof-of-concept DEEP study completed in 2007. In order to continue keeping AMAG blinded to study treatment assignments, the independent Data and Safety Monitoring Board (DSMB) was tasked with conducting the interim analysis.

Following this interim analysis, the DSMB provided a unanimous recommendation to stop the study, based upon the low likelihood that future enrollment would demonstrate a benefit of AMAG-423 in women with severe preeclampsia. Importantly, there were no safety concerns raised during this study. AMAG has accepted the DSMB’s recommendation to stop the study and is currently focused on ensuring an appropriate closeout of the study in partnership with investigators and other relevant stakeholders.

Divestiture of Intrarosa® and Vyleesi® – As previously announced, AMAG has completed the divestment of Intrarosa® and Vyleesi® which reduces operating expenses and allows the company to focus on optimizing its marketed assets and developing its innovative pipeline.

CORPORATE UPDATES
Leadership Appointments - The company has appointed Brian Piekos as its Chief Financial Officer, effective as of August 13, 2020. Mr. Piekos has served as interim CFO since June 2020 after holding several senior management positions since joining AMAG in 2015.

SECOND QUARTER ENDED JUNE 30
Revenue
Second quarter revenue totaled $52.8 million, compared to $77.8 million for the same period in 2019. This decrease was due to the negative impact of COVID-19 and the October 2019 unfavorable FDA Advisory Committee recommendation on Makena.
4 40.0 million of such milestones would be paid to the former equity holders of Perosphere Pharmaceuticals Inc. pursuant to the Agreement and Plan of Merger with Perosphere.

•Feraheme achieved second quarter revenue of $29.6 million, a decrease of 30 percent over the same period last year. Feraheme’s average quarterly market share was 17.3 percent in the second quarter of 2020, compared to 17.2 percent in the second quarter of 2019.
•Makena second quarter revenue totaled $22.3 million, a decrease of 27 percent over the same period last year. Makena’s average quarterly market share was 66 percent in the second quarter of 2020, compared to 63 percent in the second quarter of 2019.

($M)	Three Months Ended June 30,
	2020	2019
Total revenues	$52.8	$77.8
Feraheme	29.6	42.1
Makena	22.3	30.6
Intrarosa	1.2	4.9
Other	(0.4)	0.2

Operating Expenses
Total costs and expenses decreased by $134.2 million to $59.8 million in the second quarter of 2020, as compared to the second quarter of 2019.
•Cost of products sales in the second quarter of 2020 decreased by $6.1 million, as compared with the second quarter of last year. Direct cost of product sales for the three months ended June 30, 2019 included a $4.8 million one-time inventory write-down related to the Makena IM product. Excluding this one-time inventory write-down, direct cost of product sales declined in the second quarter of 2020 due to reduced Feraheme and Makena sales and the divestment of Intrarosa.
•Research and development (R&D) expenses totaled $8.3 million, compared to $15.0 million in the first quarter of last year. This decrease was primarily related to lower costs for Vyleesi following FDA approval in 2019 and COVID-19 related delays in clinical trials.
•Selling, general and administrative (SG&A) expenses decreased by approximately $37.8 million, or 49 percent, in the second quarter of 2020, compared to the same period in 2019. This decrease was primarily due to decreases in marketing spend related to women’s health assets and reduced compensation-related costs as a result of the May 2020 restructuring.

($M)	Three Months Ended June 30,
	2020	2019
Amortization of intangible assets	$9.0	$3.9
Direct cost of product sales	9.2	20.3
Total cost of product sales	18.2	24.2
Research and development expenses	8.3	15.0
Selling, general and administrative expenses	39.6	77.3
Impairment of intangible assets	—	77.4
Gain on sale of assets	(14.4)	—
Restructuring expenses	8.2	—
Total costs and expenses	$59.8	$194.0

Operating Loss and Adjusted EBITDA
•The company reported an operating loss of $7.0 million in the second quarter of 2020, compared to an operating loss of $116.2 million in the same period last year.
•The company reported a loss in adjusted EBITDA of $1.7 million in the second quarter of 2020, compared to a loss in adjusted EBITDA of $24.7 million in the same period last year.

($M)	Three Months Ended June 30,
	2020	2019
Operating loss	$(7.0)	$(116.2)
Non-GAAP adjusted EBITDA[5]	$(1.7)	$(24.7)

The financial figures and statements referenced herein have been adjusted to correct immaterial errors in Makena revenue in the historical periods 2016 through the first quarter of 2020; in aggregate, Makena revenue is reduced by $6.3 million over the four-year period. This error was identified by the company during the second quarter of 2020 and relates to the timely accrual of certain governmental rebates. The company and our independent auditors are still reviewing the prior period financial statements and the potential impact on our internal controls over financial reporting for the periods. Therefore, the financials set forth in this release are preliminary and may be updated in the company’s quarterly report on Form 10Q for the quarter ended June 30, 2020. As a result, investors are cautioned not to place undue reliance on these financial statements.

CONFERENCE CALL AND WEBCAST ACCESS
AMAG Pharmaceuticals, Inc. will host a conference call and webcast today at 8:00 a.m. ET to discuss the company's second quarter 2020 financial results and recent business updates.

DIAL-IN NUMBERS
U.S./Canada Dial-in Number: (877) 412-6083
International Dial-in Number: (702) 495-1202
Conference ID: 4548238

Replay Dial-in Number: (855) 859-2056
Replay International Dial-in Number: (404) 537-3406
Conference ID: 4548238

A telephone replay will be available from approximately 11:00 a.m. ET on August 6, 2020 through midnight on August 20, 2020

The webcast with slides will be accessible through the Investors section of the company’s website at www.amagpharma.com. A replay of the webcast will be archived on the website for 30 days.

USE OF NON-GAAP FINANCIAL MEASURES
AMAG has presented certain non-GAAP financial measures, including non-GAAP costs and expenses, non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization) and non-GAAP diluted shares outstanding. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

5 See reconciliations of GAAP to non-GAAP adjustments at the conclusion of this press release.

ABOUT AMAG
AMAG is a commercial stage biopharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas. For additional company information, please visit www.amagpharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding the performance of AMAG’s marketed therapeutics, including about the stability of Makena and the momentum of Feraheme through the COVID-19 pandemic; beliefs about the team’s adaptability, the benefits of and expectations for recent business milestones, AMAG’s current pipeline and AMAG’s ability to invest in such pipeline; plans to deliver innovative treatments and unlock shareholder value; beliefs regarding the impact, including on a go-forward basis, of the COVID-19 pandemic on AMAG’s revenues, results of operations and overall business and industry; expectations for the Norgine arrangement, including the ability to unlock value in ciraparantag and invest in innovative therapies; beliefs about AMAG-423; plans to use streamlined operations and to optimize its pipeline; statements regarding 2020 financial guidance, including the expectation of achieving EBITDA positive and the impact of recent events on such guidance, such as the termination of the Palatin license agreement and costs associated with discontinuing the AMAG-423 trial, and statements about AMAG’s ability to deliver long-term growth are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, risks and uncertainties related to the scale and scope of the COVID-19 pandemic and its impact on AMAG’s revenues and operations, including clinical trials, as well as COVID-19’s impact on AMAG’s business partners, healthcare providers, patients, employees and the health care industry and worldwide economies generally, risks related to AMAG’s ability to manage the recently streamlined business and achieve anticipated results in a timely manner or at all, including any unintended consequences from such efforts; the possibility that AMAG’s independent auditors will identify a material weakness as part of their review stemming from the immaterial accounting errors, or that they will identify other errors or corrections, including errors or corrections that could materially impact our financial statements and results provided in this press release; the accounting impact of AMAG’s recent business development activity could have an impact on 2020 guidance; revenue expectations and estimates may be inaccurate, including as a result of regulatory action with respect to Makena or due to COVID-19, AMAG may not successfully develop and obtain approval for ciraparantag or may face challenges in supporting its relationship with Norgine, as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019, its Current Reports on Form 8-K, its Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2020, and in any subsequent filings with the SEC, including AMAG’s upcoming Form 10-Q for the quarter ended June 30, 2020 , which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.
AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals®, the logo and designs, and Feraheme® are registered trademarks of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharma USA, Inc. Any other trademarks referred to in this report are the property of their respective owners.

- Tables Follow -

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Feraheme	$29,635	$42,074	$74,068	$82,089
Makena	22,325	30,593	45,888	61,534
Intrarosa	1,216	4,877	4,385	9,291
Other	(447)	90	(1,199)	133
Total product revenues	52,729	77,634	123,142	153,047
Other revenues	26	133	58	208
Total revenues	52,755	77,767	123,200	153,255
Operating costs and expenses:
Cost of product sales	18,180	24,290	42,539	42,767
Research and development expenses	8,263	14,980	19,443	33,046
Acquired in-process research and development	—	—	—	74,856
Selling, general and administrative expenses	39,568	77,324	92,266	152,006
Impairment of intangible assets	—	77,358	—	77,358
Gain on sale of assets	(14,444)	—	(14,444)	—
Restructuring expenses	8,197	—	8,197	7,420
Total costs and expenses	59,764	193,952	148,001	387,453
Operating loss	(7,009)	(116,185)	(24,801)	(234,198)

Other income (expense):
Interest expense	(6,700)	(6,330)	(13,303)	(12,780)
Interest and dividend income	327	1,224	804	2,810
Other (expense) income	(22)	2	1,288	342
Total other expense, net	(6,395)	(5,104)	(11,211)	(9,628)
Loss before income taxes	(13,404)	(121,289)	(36,012)	(243,826)
Income tax benefit	(160)	(120)	(60)	(257)
Net loss	$(13,244)	$(121,169)	$(35,952)	$(243,569)

Basic and diluted net loss per share	$(0.39)	$(3.58)	$(1.05)	$(7.14)

Weighted average shares outstanding used to compute net loss per share (basic and diluted)	34,353	33,807	34,228	34,136

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$98,521	$113,009
Marketable securities	48,594	58,742
Accounts receivable, net	65,104	94,163
Inventories	30,388	31,553
Prepaid and other current assets	20,950	19,100
Total current assets	263,557	316,567
Property and equipment, net	3,031	4,116
Goodwill	422,513	422,513
Intangible assets, net	3,946	23,620
Operating lease right-of-use asset	22,007	23,286
Deferred tax assets	—	630
Restricted cash	495	495
Total assets	$715,549	$791,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,944	$27,021
Accrued expenses	144,567	183,382
Current portion of operating lease liability	3,488	4,077
Current portion of acquisition-related contingent consideration	—	17
Total current liabilities	160,999	214,497
Long-term liabilities:
Convertible notes, net	285,137	277,034
Long-term operating lease liability	19,263	19,791
Other long-term liabilities	828	89
Total liabilities	466,227	511,411
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01 per share, 117,500,000 shares authorized; 34,463,373 and 33,999,081 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	344	339
Additional paid-in capital	1,303,095	1,297,917
Accumulated other comprehensive loss	(2,964)	(3,239)
Accumulated deficit	(1,051,153)	(1,015,201)
Total stockholders’ equity	249,322	279,816
Total liabilities and stockholders’ equity	$715,549	$791,227

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(35,952)	$(243,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,791	9,089
Impairment of intangible assets	—	77,358
Provision for bad debt expense	230	(12)
Amortization of premium/discount on purchased securities	42	(51)
Write-down of inventory	616	4,836
(Gain)/loss on disposal of property & equipment	230	—
Non-cash equity-based compensation expense	5,879	9,407
Non-cash IPR&D expense	—	18,029
Amortization of debt discount and debt issuance costs	8,103	7,513
Gains on marketable securities, net	(10)	(270)
Change in fair value of contingent consideration	—	(21)
Deferred income taxes	630	630
Non-cash lease expense	1,279	—
Gain on sale of assets	(15,853)	—
Changes in operating assets and liabilities:
Accounts receivable, net	28,828	(7,825)
Inventories	(872)	(3,323)
Prepaid and other current assets	(1,790)	(5,562)
Accounts payable and accrued expenses	(53,494)	36,137
Deferred revenues	—	(101)
Other assets and liabilities	(377)	1,283
Net cash used in operating activities	(42,720)	(96,452)
Cash flows from investing activities:
Proceeds from sales or maturities of marketable securities	33,735	46,420
Purchase of marketable securities	(23,345)	(14,815)
Net proceeds from the sale of assets	19,344	—
Capital expenditures	(790)	(1,907)
Net cash provided by investing activities	28,944	29,698
Cash flows from financing activities:
Payments to settle convertible notes	—	(21,417)
Payments of contingent consideration	(17)	(27)
Payments for repurchases of common stock	—	(13,730)
Proceeds from the issuance of common stock under the ESPP	631	851
Proceeds from the exercise of common stock options	—	30
Payments of employee tax withholding related to equity-based compensation	(1,326)	(1,748)
Net cash used in financing activities	(712)	(36,041)
Net decrease in cash, cash equivalents, and restricted cash	(14,488)	(102,795)
Cash, cash equivalents, and restricted cash at beginning of the period	113,504	253,751
Cash, cash equivalents, and restricted cash at end of the period	$99,016	$150,956
Supplemental data for cash flow information:
Cash (refunded) paid for taxes	$(256)	$433
Cash paid for interest	$5,200	$5,467
Non-cash investing and financing activities:
Milestone payment accrued for FDA approval of Vyleesi	$—	$60,000
Settlement of note receivable in connection with Perosphere acquisition	$—	$10,000
Right-of-use assets obtained in exchange for lease liabilities	$—	$918

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Three Months Ended June 30, 2020
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Gain on sale of assets	Restructuring	Operating Loss / Adjusted EBITDA
GAAP	$52,755	$18,180	$8,263	$39,568	$(14,444)	$8,197	$(7,009)
Depreciation and intangible asset amortization	—	(8,961)	(74)	(438)	—	—
Stock-based compensation	—	(104)	48	(2,037)	—	—
Gain on sale of assets	—	—	—	—	14,444	—
Restructuring	—	—	—	—	—	(8,197)
Non-GAAP Adjusted	$52,755	$9,115	$8,237	$37,093	$—	$—	$(1,690)

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Three Months Ended June 30, 2019
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Intangible asset impairment charge	Operating Loss / Adjusted EBITDA
GAAP	$77,767	$24,290	$14,980	$77,324	$77,358	$(116,185)
Depreciation and intangible asset amortization	—	(3,943)	(336)	(434)	—
Stock-based compensation	—	(199)	(680)	(3,656)	—
Asset impairment	—	(4,836)	—	—	(77,358)
Non-GAAP Adjusted	$77,767	$15,312	$13,964	$73,234	$—	$(24,743)

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Six Months Ended June 30, 2020
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Gain on sale of assets	Restructuring	Operating Loss / Adjusted EBITDA
GAAP	$123,200	$42,539	$19,443	$92,266	$(14,444)	$8,197	$(24,801)
Depreciation and intangible asset amortization	—	(18,798)	(150)	(843)	—	—
Stock-based compensation	—	(307)	(23)	(5,549)	—	—
Gain on sale of assets	—	—	—	—	14,444	—
Restructuring	—	—	—	—	—	(8,197)
Non-GAAP Adjusted	$123,200	$23,434	$19,270	$85,874	$—	$—	$(5,378)

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Six Months Ended June 30, 2019
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Intangible asset impairment charge	Restructuring	Operating Loss / Adjusted EBITDA
GAAP	$153,255	$42,767	$33,046	$152,006	$74,856	$77,358	$7,420	$(234,198)
Depreciation and intangible asset amortization	—	(7,886)	(345)	(858)	—	—	—
Stock-based compensation	—	(401)	(1,360)	(6,981)	—	—	—
Acquisition-related costs	—	—	—	(270)	—	—	—
Asset impairment	—	(4,836)	—	—	—	(77,358)	—
Restructuring	—	—	—	—	—	—	(7,420)
Acquired IPR&D	—	—	—	—	(74,856)	—	—
Non-GAAP Adjusted	$153,255	$29,644	$31,341	$143,897	$—	$—	$—	$(51,627)

AMAG Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2020 Financial Guidance
(Unaudited, amounts in thousands)

2020 Financial Guidance
Operating loss	$(40) - $(15)
Depreciation	30.0
Stock-based compensation	11.0
Gain on sale of assets	(14.4)
Restructuring	8.2
Non-GAAP adjusted EBITDA	$(5) - $20

CONTACT:
Rushmie Nofsinger
781-530-6838